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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 7, 1998



                        HOLLIS-EDEN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



     000-24672                                         13-3697002
(Commission File No.)                         (IRS Employer Identification No.)


                         9333 GENESEE AVENUE, SUITE 110
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (619) 587-9333



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ITEM 5. OTHER EVENTS.

        On May 8, 1998, the Registrant completed a private placement of 1,032,535 shares of Common Stock, 4,000 shares of 5% Series A Convertible Preferred Stock and Warrants to Purchase 988,808 shares of Common Stock, aggregating approximately $17 million in gross proceeds (the "Offering"). The Convertible Preferred Stock has an initial conversion price of $20.30 for the first seven months, after which it is adjustable, either higher or lower, based on future stock prices of the Company's Common Stock. The financing involved institutional investors and certain existing stockholders including Colthurst Ltd., an entity controlled by Dr. Patrick Prendergast, founding scientist of the Company.

        The description of the Offering is set forth in the Press Release issued by the Company, dated as of May 7, 1998, a copy of which is attached hereto as
Exhibit 99.1. Terms of the Warrants and the Convertible Preferred Stock are set forth in the Form of Warrant and the Certificate of Designation, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

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
          4.1      Form of Warrant.

          4.2 Certificate of Designation of 5% Series A Convertible Preferred Stock, as filed on May 7, 1998 with the Delaware Secretary of State.

         10.1 Stock and Warrant Purchase Agreement, dated May 7, 1998, between the Registrant and CC Investments, LDC.

         99.1      Press Release dated May 7, 1998.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HOLLIS-EDEN PHARMACEUTICALS, INC.


Dated:  May 8, 1998                          By: /s/ ROBERT W. WEBER
        -----------------                        ------------------------------
                                                   Robert W. Weber
                                                   Vice President - Controller
                                                   (Principal Financial and
                                                   Accounting Officer)



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                                INDEX TO EXHIBITS

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
          4.1      Form of Warrant.

          4.2 Certificate of Designation of 5% Series A Convertible Preferred Stock, as filed on May 7, 1998 with the Delaware Secretary of State.

         10.1 Stock and Warrant Purchase Agreement, dated May 7, 1998, between the Registrant and CC Investments, LDC.

         99.1      Press Release dated May 7, 1998.
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